Exhibit 99.1

Santander Consumer USA Holdings Inc. Confirms Tender Offer Terms

Dallas, TX – February 26, 2020 - PRESS RELEASE

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC” or the “Company”) today provided an update regarding its pending “Modified Dutch Auction” tender offer to purchase up to $1 billion of shares of its common stock which commenced on January 30, 2020 and is scheduled to expire at 12:00 midnight, Eastern Time, on February 27, 2020.

SC has received inquiries from stockholders as to whether SC intends to amend or modify the tender offer or extend the expiration date for the tender offer. SC does not intend to do so and the tender offer will expire in accordance with its terms at 12:00 midnight, Eastern Time on February 27, 2020, the current expiration date for the tender offer. At $26 per share, the high point of the per share purchase price range, the tender offer represents a premium of 12% to the trading price of the shares as of the close of trading on the trading day immediately preceding the announcement of the tender offer, and a price to tangible book value multiple of 1.4x, when adjusted for excess capital.1

SC believes the tender offer is consistent with its long-term goal of allocating capital to provide value for SC’s stockholders and other stakeholders. As part of the upcoming regulatory capital planning cycle, SC intends to continue to evaluate all options available to deploy excess capital to stockholders. These options may include reinvestment in the business through organic and inorganic opportunities, ordinary and/or special dividends and share repurchases at appropriate share prices.

Stockholders who have questions or would like additional information about the tender offer may contact the information agent for the tender offer, Georgeson Inc., toll-free at (800) 509-1312.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as anticipates, believes, can, could, may, predicts, potential, should, will, estimates, plans, projects, continuing, ongoing, expects, intends, and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. For additional discussion of these risks, refer to the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed by us with the U.S. Securities and Exchange Commission (SEC). Among the factors that could cause the forward-looking statements in this press release and/or our financial performance to differ materially from that suggested by the forward-looking statements are (a) the inherent limitations in internal control over financial reporting; (b) our ability to remediate any material weaknesses in internal controls over financial reporting completely and in a timely manner; (c) continually changing federal, state, and local laws and regulations could materially adversely affect our business; (d) adverse economic conditions in the United States and worldwide may negatively impact our results; (e) our business could suffer if our access to funding is reduced; (f) significant risks we face implementing our growth strategy, some of which are outside our control; (g) unexpected costs and delays in connection with exiting our personal lending business; (h) our agreement with FCA US LLC may not result in currently anticipated levels of growth and is subject to certain conditions that could result in termination of the agreement; (i) our business could suffer if we are unsuccessful in developing and maintaining relationships with automobile dealerships; (j) our financial condition, liquidity, and results of operations depend on the credit performance of our loans; (k) loss of our key management or other personnel, or an inability to attract such management and personnel; (l) certain regulations, including but not limited to oversight by the Office of the Comptroller of the Currency, the Consumer Financial Protection Bureau, the European Central Bank, and the Federal Reserve, whose oversight and regulation may limit certain of our activities, including the timing and amount of dividends and other limitations on our business; and (m) future changes in our relationship with SHUSA and Banco Santander that could adversely affect our operations. If one or more of the factors affecting our forward-looking information and statements proves incorrect, our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, we caution the reader not to place undue reliance on any forward-looking information or statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect our results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties as new factors emerge from time to time. Any forward-looking statements only speak as of the date of this document, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

[1]	Assumes $7.2 billion of tangible book value and 340 million basic shares outstanding, as of December 31, 2019; tangible book value is adjusted to remove $1.0 billion of excess capital.

About Santander Consumer USA Holdings Inc.

Santander Consumer USA Holdings Inc. (NYSE: SC) (“SC”) is a full-service consumer finance company focused on vehicle finance, third-party servicing and delivering superior service to our more than 2.9 million customers across the full credit spectrum. The Company, which began originating retail installment contracts in 1997, had an average managed asset portfolio of approximately $59 billion (as of December 31, 2019), and is headquartered in Dallas. (www.santanderconsumerusa.com)

CONTACTS:

Investor Relations

Evan Black

800.493.8219

InvestorRelations@santanderconsumerusa.com

Media Relations

Annette Rogers

469.563.4157

Media@santanderconsumerusa.com

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